                                                                      EXHIBIT 17

                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John P. Kavanaugh, Joseph W. MacDougall, Jr., George M. Boyd, Gregory D. Sheehan and Paul T. Kane and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all amendments, including pre-effective and post-effective amendments, to the Registration Statement on Form N-1A of Opus Investment Trust and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. This document may be executed in one or more counterparts. Witness our hands on the date set forth below.

Signature                            Title                                       Date
---------                            -----                                       ----

/s/ John P. Kavanaugh                President, Chairman of the Board            May 19, 2004
--------------------------------     and Trustee                                 ------------
John P. Kavanaugh

/s/ Paul T. Kane                     Treasurer (Principal Accounting Officer,    May 19, 2004
--------------------------------     Principal Financial Officer)                ------------
Paul T. Kane

/s/ P. Kevin Condron                 Trustee                                     May 19, 2004
--------------------------------                                                 ------------
P. Kevin Condron

/s/ Jocelyn S. Davis                 Trustee                                     May 19, 2004
--------------------------------                                                 ------------
Jocelyn S. Davis

/s/ Cynthia A. Hargadon              Trustee                                     May 19, 2004
--------------------------------                                                 ------------
Cynthia A. Hargadon

/s/ T. Britton Harris, IV            Trustee                                     May 19, 2004
--------------------------------                                                 ------------
T. Britton Harris, IV

/s/ Gordon Holmes                    Trustee                                     May 19, 2004
--------------------------------                                                 ------------
Gordon Holmes

/s/ Attiat F. Ott                    Trustee                                     May 19, 2004
--------------------------------                                                 ------------
Attiat F. Ott

/s/ Edward J. Parry, III             Trustee                                     May 19, 2004
--------------------------------                                                 ------------
Edward J. Parry, III

/s/ Ranne P. Warner                  Trustee                                     May 19, 2004
--------------------------------                                                 ------------
Ranne P. Warner

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